UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2015

VAPORIN, INC.
 (Exact name of registrant as specified in its charter)

Delaware	000-55132	45-5215796
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

4400 Biscayne Boulevard
Miami, FL 33137
(Address of Principal Executive Office) (Zip Code)

(305) 576-9298
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07   Submission of Matters to a Vote of Security Holders.

On February 20, 2015, at a Special Meeting of Shareholders, the shareholders of Vaporin, Inc. approved all of the proposals put to a vote.  The final vote results were as follows:

1.	Approval of the Agreement and Plan of Merger, dated as of december 17, 2014, between Vapor Corp. and Vaporin, Inc. pursuant to which Vaporin, Inc. will merge with and into Vapor Corp.

Votes For	Votes Against	Abstentions	Broker Non-Votes
4,421,792	3,291	799	—

2.	Approval, on a non-binding advisory basis, of the compensation of the named executive officers of Vaporin, Inc. based on or related to the merger.

Votes For	Votes Against	Abstentions	Broker Non-Votes
4,365,700	40,800	19,382	—

3.
Approval  of a proposal  to authorize the Board of Directors  to adjourn or postpone the special meeting to a later date, if necessary or appropriate, to solicit additional proxies in favor of approval of the merger agreement or to vote on other matters properly before such special meeting.

Votes For	Votes Against	Abstentions	Broker Non-Votes
4,419,001	5,409	1,472	—

The outstanding voting power entitled to vote consisted of 6,543,252 votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAPORIN, INC.

Date: February 27, 2015	By: /s/ James Martin
Name:  James Martin
Title:    Chief Financial Officer